Exhibit 99.1

Kellogg Company News
For release:	February 12, 2015
Analyst Contact:	Simon Burton, CFA	(269) 961-6636
Media Contact:	Kris Charles	(269) 961-3799

KELLOGG COMPANY REPORTS FOURTH-QUARTER AND FULL-YEAR 2014 RESULTS,

PROVIDES GUIDANCE FOR 2015, AND CHANGES ITS LONG-TERM SALES TARGET

BATTLE CREEK, Mich. – Kellogg Company (NYSE: K) today announced that fourth quarter 2014 reported net sales were $3.5 billion, an increase of 0.3 percent from the fourth quarter of 2013. Fourth quarter comparable net sales* decreased by 2.2 percent. Full-year 2014 reported net sales decreased by 1.4 percent to $14.6 billion. Full-year comparable net sales decreased by 2.0 percent. Comparable net sales results exclude the effects of foreign currency translation, acquisitions, dispositions, costs associated with the efficiency-and-effectiveness program (Project K), differences in the number of shipping days, and integration costs.

The reported quarterly operating loss was $422 million; this included a significant non-cash mark-to-market adjustment of $822 million, which was primarily driven by the impact that changes in interest rates had on pension plans; comparable operating profit* decreased by 0.1 percent in the fourth quarter. Comparable results for operating profit exclude the effects of foreign currency translation, acquisitions, dispositions, Project K costs, mark-to-market accounting, differences in the number of shipping days, integration costs, and other factors that affect comparability. Full-year reported operating profit decreased by 63.9 percent; this included significant impacts from the effect of mark-to-market adjustments and costs associated with Project K. Full-year comparable operating profit decreased by 3.9 percent.

*	Comparable sales growth, comparable operating profit growth, comparable earnings, currency-neutral comparable earnings, comparable effective tax rate and cash flow are all non-GAAP financial measures. See the tables herein for important information regarding these measures and a full reconciliation to the most comparable GAAP measure.

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The reported fourth quarter 2014 net earnings loss was $293 million, or a loss of $0.82 per diluted share; comparable earnings* were $0.84 per share; this represented a decrease of 1.2 percent from the fourth quarter of 2013’s comparable earnings per share. Reported full-year 2014 net earnings were $632 million, or $1.75 per diluted share; comparable full-year earnings were $3.81 per share, a decrease of 1.0 percent from 2013’s comparable earnings per share. Please see the table below and the appendices to this press release for detail regarding items that affect comparability.

Reconciliation of Reported to Comparable Earnings Per Share
	Fourth Quarter 2014 ($)	Full-Year 2014 ($)

Reported EPS	(0.82)	1.75
Mark-to-Market	(1.52)	(1.42)
Project K	(0.16)	(0.61)
Integration	(0.04)	(0.09)
Other Items	(0.01)	(0.01)
53rd Week	0.07	0.07

Comparable EPS	0.84	3.81
Foreign Exchange	(0.02)	(0.01)

Currency-Neutral Comparable* EPS	0.86	3.82

“In 2014, we have been addressing the challenges we have faced in some of the company’s developed businesses,” said John Bryant, Kellogg Company’s president and chief executive officer. “Project K, our four-year efficiency-and-effectiveness program, is providing flexibility, and we have invested in brand-building initiatives, in-store sales capabilities, and new, improved products. We expect that 2015 will be a rebuilding year for us and that our investment will provide a strong platform for future growth.”

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North America

Kellogg North America’s reported net sales increased by 2.3 percent in the fourth quarter and decreased by 2.2 percent for the full year. Comparable net sales declined by 3.9 percent for the fourth quarter and by 3.4 percent for the full year. The U.S. Morning Foods segment posted a decrease in comparable net sales of 7.7 percent in the fourth quarter and a decrease of 5.7 percent for the full year. U.S. Snacks posted a decline in comparable net sales of 3.1 percent in the fourth quarter and a decline of 2.4 percent for the full year. The U.S. Specialty Channels business posted a decline in comparable net sales of 1.0 percent in the fourth quarter and a decline of 1.4 percent for the full year. The North America Other business posted comparable net sales growth of 1.3 percent in the fourth quarter and a decline in comparable net sales of 1.8 percent for the full year.

International

Comparable net sales growth in the Latin American business was 7.2 percent in the fourth quarter; comparable growth for the full year was 3.9 percent. Comparable net sales in our European business decreased by 1.2 percent in the fourth quarter and by 0.7 percent for the full year. The Asia Pacific business posted a decline in comparable net sales of 1.2 percent in the fourth quarter and an increase of 0.7 percent for the full year.

Interest and Tax

Kellogg’s interest expense totaled $53 million in the fourth quarter and was $209 million for the year. Including the impact of mark-to-market adjustments and costs related to Project K, the reported effective tax rate was 39.1 percent for the fourth quarter and 22.6 percent for the full year. Excluding the mark-to-market adjustments and costs related to Project K, the comparable effective tax rate* was 28.2 percent for the year, lower than expectations due to the geographic mix of profits.

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Cash flow

Cash flow*, a non-GAAP measure defined as cash from operating activities less capital expenditures, was $1.2 billion for the full year; this was greater than expected and was due to improved working capital and changes to tax legislation. Kellogg repurchased approximately $690 million of shares during the year.

Kellogg Issues Guidance for 2015

The company issued guidance for comparable net sales in 2015, which are expected to remain approximately unchanged year-over-year. Kellogg expects full-year 2015 comparable operating profit to decrease at a rate between two and four percent; this includes a negative impact of between three and four percentage points from the rebasing of incentive compensation for 2015. Full-year 2015 currency-neutral comparable earnings per share are anticipated to be in a range between two percent lower and approximately unchanged; this estimate also includes a negative impact of between three and four percentage points from the rebasing of incentive compensation for 2015. Guidance for both operating profit and earnings per share excludes the impact of mark-to-market adjustments, 2014’s 53rd week, integration costs, costs related to Project K, acquisitions, dispositions, foreign-currency translation, and other items that could affect comparability. Cash flow is expected to be approximately $1.0 billion, which includes the cash required by Project K.

Kellogg Announces a Change to Its Long-Term Sales Target

The company also announced that it is making a change to its long-term financial targets. It now expects low-single-digit (one to three percent) comparable annual revenue growth, lower than the previous target of between three and four percent growth. The company’s targets for mid-single-digit (four to six percent) annual comparable operating profit growth and high-single-digit (seven to nine percent) annual, currency-neutral comparable earnings per share growth remain unchanged.

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Conference Call / Webcast

Kellogg will host a conference call to discuss these results on Thursday, February 12, 2015 at 9:30 a.m. Eastern Time. The conference call and accompanying presentation slides will be broadcast live over the Internet at http://investor.kelloggs.com. Analysts and institutional investors may participate in the Q&A session by dialing (877) 270-2148 in the U.S., and (412) 902-6510 outside of the U.S. Members of the media and the public are invited to attend in a listen-only mode. Rebroadcast information is available at http://investor.kelloggs.com.

About Kellogg Company

At Kellogg Company (NYSE: K), we are driven to enrich and delight the world through foods and brands that matter. With 2014 sales of approximately $14.6 billion, Kellogg is the world’s leading cereal company; second largest producer of cookies and crackers; a leading producer of savory snacks; and a leading North American frozen foods company. Every day, our well-loved brands nourish families so they can flourish and thrive. These brands include Kellogg’s®, Keebler®, Special K®, Pringles®, Kellogg’s Frosted Flakes®, Pop-Tarts®, Kellogg’s Corn Flakes®, Rice Krispies®, Kashi®, Cheez-It®, Eggo®, Coco Pops®, Mini-Wheats®, and many more. To learn more about our responsible business leadership, foods that delight and how we strive to make a difference in our communities around the world, visit www.kelloggcompany.com.

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Use of Non-GAAP Financial Measures

Certain financial measures have been provided on a non-GAAP (Generally Accepted Accounting Principles) basis. Management believes the use of such non-GAAP measures provides increased transparency and assists investors in understanding the underlying operating performance of the company and its segments and in the analysis of ongoing operating trends. All non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures in the attachments provided with the release.

Forward-Looking Statements Disclosure

This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the Company’s efficiency-and-effectiveness program (Project K), the integration of acquired businesses, the Company’s strategy, and the Company’s sales, earnings, margin, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, cash flow, debt reduction, share repurchases, costs, charges, rates of return, brand building, ROIC, working capital, growth, new products, innovation, cost reduction projects, workforce reductions, savings, and competitive pressures. Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning.

The Company’s actual results or activities may differ materially from these predictions. The Company’s future results could also be affected by a variety of factors, including the ability to implement Project K as planned, whether the expected amount of costs associated with Project K will differ from forecasts, whether the Company will be able to realize the anticipated benefits from

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Project K in the amounts and times expected, the ability to realize the anticipated benefits and synergies from business acquisitions in the amounts and at the times expected, the impact of competitive conditions; the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices; labor costs; disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; actual market performance of benefit plan trust investments; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations; the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items.

Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.

[Kellogg Company Financial News]

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Kellogg Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

(millions, except per share data)

	Quarter ended		Year ended
(Results are unaudited)	January 3, 2015	December 28, 2013	January 3, 2015	December 28, 2013

Net sales	$3,514	$3,501	$14,580	$14,792

Cost of goods sold	2,658	$1,718	9,517	$8,689
Selling, general and administrative expense	1,278	523	4,039	3,266

Operating profit	(422)	1,260	1,024	2,837

Interest expense	53	58	209	235
Other income (expense), net	(4)	12	10	4

Income before income taxes	(479)	1,214	825	2,606
Income taxes	(187)	394	186	792
Earnings (loss) from joint ventures	(1)	(1)	(6)	(6)

Net income	($293)	$819	$633	$1,808

Net income (loss) attributable to noncontrolling interests	—	1	1	1

Net income attributable to Kellogg Company	($293)	$818	$632	$1,807

Per share amounts:
Basic	($.82)	$2.26	$1.76	$4.98
Diluted	($.82)	$2.24	$1.75	$4.94

Dividends per share	$0.49	$0.46	$1.90	$1.80

Average shares outstanding:
Basic	355	363	358	363

Diluted	355	364	360	365

Actual shares outstanding at period end			356	363

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Kellogg Company and Subsidiaries

SELECTED OPERATING SEGMENT DATA

(millions)

	Quarter ended		Year-to-date period ended
(Results are unaudited)	January 3, 2015	December 28, 2013	January 3, 2015	December 28, 2013

Net sales
U.S. Morning Foods	$816	$808	$3,338	$3,465
U.S. Snacks	850	830	3,495	3,534
U.S. Specialty	280	270	1,198	1,202
North America Other	357	342	1,468	1,515
Europe	681	716	2,887	2,860
Latin America	287	281	1,205	1,195
Asia Pacific	243	254	989	1,021

Consolidated	$3,514	$3,501	$14,580	$14,792

Operating profit
U.S. Morning Foods	$102	$10	$491	$485
U.S. Snacks	103	106	395	447
U.S. Specialty	57	55	266	265
North America Other	60	52	252	275
Europe	59	36	240	256
Latin America	24	28	169	157
Asia Pacific	13	(3)	45	60

Total Reportable Segments	418	284	1,858	1,945
Corporate	(840)	976	(834)	892

Consolidated	($422)	$1,260	$1,024	$2,837

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Kellogg Company and Subsidiaries

CONSOLIDATED STATEMENT OF CASH FLOWS

(millions)

	Year-to-date period ended
(unaudited)	January 3, 2015	December 28, 2013

Operating activities
Net income	$633	$1,808
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	503	532
Postretirement benefit plan expense (benefit)	803	(1,078)
Deferred income taxes	(300)	317
Other	(42)	25
Postretirement benefit plan contributions	(53)	(48)
Changes in operating assets and liabilities, net of acquisitions	249	251

Net cash provided by (used in) operating activities	1,793	1,807

Investing activities
Additions to properties	(582)	(637)
Other	9	(4)

Net cash provided by (used in) investing activities	(573)	(641)

Financing activities
Net issuances (reductions) of notes payable	89	(326)
Issuances of long-term debt	952	645
Reductions of long-term debt	(960)	(762)
Net issuances of common stock	217	475
Common stock repurchases	(690)	(544)
Cash dividends	(680)	(653)
Other	9	24

Net cash provided by (used in) financing activities	(1,063)	(1,141)

Effect of exchange rate changes on cash and cash equivalents	13	(33)

Increase (decrease) in cash and cash equivalents	170	(8)

Cash and cash equivalents at beginning of period	273	281

Cash and cash equivalents at end of period	$443	$273

Supplemental financial data:

Net cash provided by (used in) operating activities	$1,793	$1,807
Additions to properties	(582)	(637)

Cash Flow (operating cash flow less property additions) (a)	$1,211	$1,170

(a)	We use this non-GAAP measure of cash flow to focus management and investors on the amount of cash available for debt reduction, dividend distributions, acquisition opportunities, and share repurchase.

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Kellogg Company and Subsidiaries

CONSOLIDATED BALANCE SHEET

(millions, except per share data)

	January 3, 2015 (unaudited)	December 28, 2013 *

Current assets
Cash and cash equivalents	$443	$273
Accounts receivable, net	1,276	1,424
Inventories:
Raw materials and supplies	327	319
Finished goods and materials in process	952	929
Deferred income taxes	184	195
Other prepaid assets	152	127

Total current assets	3,334	3,267

Property, net of accumulated depreciation of $5,526 and $5,501	3,769	3,856
Goodwill	4,971	5,051
Other intangibles, net of accumulated amortization of $43 and $34	2,295	2,367
Pension	250	419
Other assets	507	514

Total assets	$15,126	$15,474

Current liabilities
Current maturities of long-term debt	$607	$289
Notes payable	828	739
Accounts payable	1,528	1,432
Accrued advertising and promotion	446	476
Accrued income taxes	39	69
Accrued salaries and wages	320	327
Other current liabilities	590	503

Total current liabilities	4,358	3,835

Long-term debt	5,935	6,330
Deferred income taxes	726	928
Pension liability	777	277
Nonpension postretirement benefits	82	68
Other liabilities	397	429

Commitments and contingencies

Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	678	626
Retained earnings	6,689	6,749
Treasury stock, at cost	(3,470)	(2,999)
Accumulated other comprehensive income (loss)	(1,213)	(936)

Total Kellogg Company equity	2,789	3,545

Noncontrolling interests	62	62

Total equity	2,851	3,607

Total liabilities and equity	$15,126	$15,474

*	Condensed from audited financial statements.

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Kellogg Company and Subsidiaries

Analysis of net sales and operating profit performance

Fourth Quarter of 2014 versus 2013

(dollars in millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	N. America Other	North America	Europe	Latin America	Asia Pacific	Corporate	Consolidated
2014 net sales	$816	$850	$280	$357	$2,303	$681	$287	$243	$0	$3,514

2013 net sales	$808	$830	$270	$342	$2,250	$716	$281	$254	$0	$3,501

% change - 2014 vs. 2013:
As Reported	0.9%	2.4%	3.7%	4.5%	2.3%	-4.8%	2.1%	-4.6%	0.0%	0.3%
Acquisitions/Divestitures	0.0%	0.0%	-1.0%	0.0%	-0.1%	0.0%	0.0%	0.0%	0.0%	-0.1%
Integration impact (a)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	-0.1%	0.0%	0.0%
Project K (c)	0.0%	0.0%	0.0%	-0.2%	-0.1%	0.0%	0.0%	0.0%	0.0%	-0.1%
Differences in shipping days (d)	8.6%	5.5%	5.7%	7.1%	6.9%	4.5%	0.3%	3.5%	0.0%	5.6%
Foreign currency impact	0.0%	0.0%	0.0%	-3.7%	-0.5%	-8.1%	-5.4%	-6.8%	0.0%	-2.9%
Comparable growth (f)	-7.7%	-3.1%	-1.0%	1.3%	-3.9%	-1.2%	7.2%	-1.2%	0.0%	-2.2%

Volume (tonnage) (g)					-3.5%	0.3%	0.1%	-1.5%	0.0%	-2.3%
Pricing/mix					-0.4%	-1.5%	7.1%	0.3%	0.0%	0.1%

(dollars in millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	N. America Other	North America	Europe	Latin America	Asia Pacific	Corporate	Consolidated
2014 operating profit	$102	$103	$57	$60	$322	$59	$24	$13	($840)	($422)

2013 operating profit	$10	$106	$55	$52	$223	$36	$28	($3)	$976	$1,260

% change - 2014 vs. 2013:
As Reported	867.6%	-1.7%	2.6%	16.9%	44.6%	65.8%	-15.6%	510.4%	-186.0%	-133.5%
Acquisitions/Divestitures	0.0%	0.0%	-0.2%	0.0%	0.0%	0.0%	0.0%	0.8%	0.0%	0.0%
Integration impact (a)	0.0%	0.7%	0.0%	0.5%	0.3%	8.6%	0.5%	-8.5%	17.2%	0.3%
Mark-to-market (b)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	-226.7%	-191.4%
Project K (c)	855.8%	3.5%	2.9%	6.4%	41.1%	31.4%	-2.2%	483.4%	268.4%	53.4%
Differences in shipping days (d)	18.7%	4.7%	4.9%	11.3%	10.1%	7.9%	-9.7%	-1.2%	-42.7%	7.6%
Other costs impacting comparability (e)	0.0%	0.0%	0.0%	0.0%	0.0%	-0.4%	0.0%	-0.9%	-91.9%	-1.3%
Foreign currency impact	0.6%	0.0%	0.0%	-3.7%	-0.4%	-5.6%	-0.2%	-12.7%	-18.3%	-2.0%

Comparable growth (f)	-7.5%	-10.6%	-5.0%	2.4%	-6.5%	23.9%	-4.0%	49.5%	-92.0%	-0.1%

(a)	Includes impact of integration costs associated with the Pringles acquisition.
(b)	Includes mark-to-market adjustments for pension plans and commodity contracts as reflected in cost of goods sold and selling, general and administrative expense. Actuarial gains/losses for pension plans are recognized in the year they occur. A portion of these mark-to-market adjustments were capitalized as inventoriable cost at the end of 2014, 2013, and 2012. The amounts capitalized at the end of 2013 and 2012 have been recognized in the first quarter of 2014 and 2013, respectively. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(c)	Costs incurred related primarily to execution of Project K, a four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories. Prior periods presented have been recast to exclude all restructuring and cost reduction activities from comparable results. Previously, only costs associated with Project K were excluded from comparable results.
(d)	Difference in shipping days resulting from 53rd week of business results that occurred in the fourth quarter of 2014.
(e)	Consists of costs related to evaluation of potential acquisitions.
(f)	Comparable net sales growth and comparable operating profit growth are non-GAAP measures which are reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. We believe the use of such non-GAAP measures provides increased transparency and assists in understanding our comparable operating performance.
(g)	We measure the volume impact (tonnage) on revenues based on the stated weight of our product shipments.

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Kellogg Company and Subsidiaries

Analysis of net sales and operating profit performance

Year ended 2014 versus 2013

(dollars in millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	N. America Other	North America	Europe	Latin America	Asia Pacific	Corporate	Consolidated
2014 net sales	$3,338	$3,495	$1,198	$1,468	$9,499	$2,887	$1,205	$989	$0	$14,580

2013 net sales	$3,465	$3,534	$1,202	$1,515	$9,716	$2,860	$1,195	$1,021	$0	$14,792

% change - 2014 vs. 2013:
As Reported	-3.7%	-1.1%	-0.3%	-3.1%	-2.2%	0.9%	0.9%	-3.1%	0.0%	-1.4%
Acquisitions/Divestitures	0.0%	0.0%	-0.2%	0.0%	0.0%	0.0%	0.0%	-0.1%	0.0%	-0.1%
Integration impact (a)	0.0%	0.0%	0.0%	0.1%	0.0%	0.0%	0.0%	0.3%	0.0%	0.1%
Project K (c)	0.0%	0.0%	0.0%	-0.1%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Differences in shipping days (d)	2.0%	1.3%	1.3%	1.6%	1.6%	1.2%	0.1%	0.9%	0.0%	1.4%
Foreign currency impact	0.0%	0.0%	0.0%	-2.9%	-0.4%	0.4%	-3.1%	-4.9%	0.0%	-0.8%
Comparable growth (f)	-5.7%	-2.4%	-1.4%	-1.8%	-3.4%	-0.7%	3.9%	0.7%	0.0%	-2.0%

Volume (tonnage) (g)					-3.2%	0.0%	-5.4%	-0.1%	0.0%	-2.6%
Pricing/mix					-0.2%	-0.7%	9.3%	0.8%	0.0%	0.6%

(dollars in millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	N. America Other	North America	Europe	Latin America	Asia Pacific	Corporate	Consolidated
2014 operating profit	$491	$395	$266	$252	$1,404	$240	$169	$45	($834)	$1,024

2013 operating profit	$485	$447	$265	$275	$1,472	$256	$157	$60	$892	$2,837

% change - 2014 vs. 2013:
As Reported	1.1%	-11.5%	0.4%	-8.4%	-4.6%	-6.2%	7.3%	-24.3%	-193.4%	-63.9%
Acquisitions/Divestitures	0.0%	0.0%	0.0%	0.0%	-0.1%	0.0%	0.0%	1.2%	0.0%	0.1%
Integration impact (a)	0.0%	2.4%	0.0%	0.5%	0.8%	0.9%	0.6%	3.1%	8.0%	1.0%
Mark-to-market (b)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	-203.3%	-59.6%
Project K (c)	8.4%	-6.4%	0.7%	-2.9%	0.6%	-19.3%	-1.6%	-13.7%	-28.5%	-2.7%
Differences in shipping days (d)	3.4%	1.2%	1.0%	2.4%	2.2%	1.8%	-1.7%	-0.2%	-12.9%	1.6%
Other costs impacting comparability (e)	0.0%	0.0%	0.0%	0.0%	0.0%	-0.1%	0.0%	-0.2%	-22.5%	-0.3%
Foreign currency impact	0.1%	0.0%	0.0%	-3.2%	-0.5%	2.7%	1.5%	-5.3%	13.3%	-0.1%

Comparable growth (f)	-10.8%	-8.7%	-1.3%	-5.2%	-7.6%	7.8%	8.5%	-9.2%	52.5%	-3.9%

(a)	Includes impact of integration costs associated with the Pringles acquisition.
(b)	Includes mark-to-market adjustments for pension plans and commodity contracts as reflected in cost of goods sold and selling, general and administrative expense. Actuarial gains/losses for pension plans are recognized in the year they occur. A portion of these mark-to-market adjustments were capitalized as inventoriable cost at the end of 2014, 2013, and 2012. The amounts capitalized at the end of 2013 and 2012 have been recognized in the first quarter of 2014 and 2013, respectively. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(c)	Costs incurred related primarily to execution of Project K, a four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories. Prior periods presented have been recast to exclude all restructuring and cost reduction activities from comparable results. Previously, only costs associated with Project K were excluded from comparable results.
(d)	Difference in shipping days resulting from 53rd week of business results that occurred in the fourth quarter of 2014.
(e)	Consists of costs related to evaluation of potential acquisitions.
(f)	Comparable net sales growth and comparable operating profit growth are non-GAAP measures which are reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. We believe the use of such non-GAAP measures provides increased transparency and assists in understanding our comparable operating performance.
(g)	We measure the volume impact (tonnage) on revenues based on the stated weight of our product shipments.

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Kellogg Company and Subsidiaries

Restructuring and cost reduction activities

(millions)

	Quarter ended January 3, 2015				Year-to-date period ended January 3, 2015
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total
2014
U.S. Morning Foods	$—	$16	$3	$19	$—	$52	$8	$60
U.S. Snacks	—	12	3	15	—	51	6	57
U.S. Specialty	—	—	1	1	—	1	2	3
North America Other	1	5	1	7	1	13	4	18
Europe	—	7	10	17	—	37	43	80
Latin America	1	—	1	2	1	1	6	8
Asia Pacific	—	12	3	15	—	29	8	37
Corporate	—	(20)	18	(2)	—	(32)	67	35

Total	$2	$32	$40	$74	$2	$152	$144	$298

	Quarter ended December 28, 2013				Year-to-date period ended December 28, 2013
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total
2013
U.S. Morning Foods	$—	$94	$3	$97	$—	$101	$8	$109
U.S. Snacks	—	17	3	20	—	21	9	30
U.S. Specialty	—	1	1	2	—	2	3	5
North America Other	—	8	2	10	—	8	3	11
Europe	—	18	3	21	—	21	6	27
Latin America	—	0	2	2	—	1	4	5
Asia Pacific	—	22	3	25	—	29	3	32
Corporate	—	12	12	24	—	12	19	31

Total	$—	$172	$29	$201	$—	$195	$55	$250

2014 Variance - better(worse) than 2013
U.S. Morning Foods	$—	$78	$—	$78	$—	$49	$—	$49
U.S. Snacks	—	6	—	6	—	(30)	3	(27)
U.S. Specialty	—	1	—	1	—	1	1	2
North America Other	(1)	3	1	3	(1)	(5)	(1)	(7)
Europe	—	11	(7)	4	—	(16)	(37)	(53)
Latin America	(1)	(1)	2	—	(1)	—	(2)	(3)
Asia Pacific	—	11	(1)	10	—	—	(5)	(5)
Corporate	—	32	(5)	27	—	44	(48)	(4)

Total	$(2)	$141	$(10)	$129	$(2)	$43	$(89)	$(48)

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Kellogg Company and Subsidiaries

Integration Costs*

(millions)

	Quarter ended January 3, 2015				Year-to-date period ended January 3, 2015
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total
2014
U.S. Snacks	$—	$—	$—	$—	$—	$—	$—	$—
North America Other	—	—	—	—	—	—	—	—
Europe	—	4	11	15	—	18	18	36
Latin America	—	—	—	—	—	—	—	—
Asia Pacific	1	2	1	4	1	4	2	7
Corporate	—	—	(1)	(1)	—	—	—	—

Total	$1	$6	$11	$18	$1	$22	$20	$43

	Quarter ended December 28, 2013				Year-to-date period ended December 28, 2013
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total
2013
U.S. Snacks	$—	$—	$1	1	$—	$1	$11	$12
North America Other	—	—	—	—	1	—	—	1
Europe	—	6	10	16	—	13	21	34
Latin America	—	—	—	—	—	—	1	1
Asia Pacific	—	—	—	—	4	1	6	11
Corporate	—	—	—	—	—	—	6	6

Total	$—	$6	$11	$17	$5	$15	$45	$65

2014 Variance - better(worse) than 2013
U.S. Snacks	$—	$—	$1	$1	$—	$1	$11	$12
North America Other	—	—	—	—	1	—	—	1
Europe	—	2	(1)	1	—	(5)	3	(2)
Latin America	—	—	—	—	—	—	1	1
Asia Pacific	(1)	(2)	(1)	(4)	3	(3)	4	4
Corporate	—	—	1	1	—	—	6	6

Total	$(1)	$—	$0	$(1)	$4	$(7)	$25	$22

*	Integration costs are charges incurred by the Company as a direct result of the work performed for the acquisition of the Pringles business.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts - Reported Net Sales to Comparable Net Sales

Quarter ended January 3, 2015

(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	N. America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Net Sales	$816	$850	$280	$357	$681	$287	$243	$0	$3,514
Integration impact (a)	—	—	—	—	—	—	(1)	—	(1)
Project K (b)	—	—	—	(1)	—	(1)	—	—	(2)
Differences in shipping days (c)	70	46	16	24	32	1	8	—	197

Comparable Net Sales (d)	$746	$804	$264	$334	$649	$287	$236	$0	$3,320

Quarter ended December 28, 2013

(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	N. America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Net Sales	$808	$830	$270	$342	$716	$281	$254	$0	$3,501
Integration impact (a)	—	—	—	—	—	—	—	—	—
Project K (b)	—	—	—	—	—	—	—	—	—
Differences in shipping days (c)	—	—	—	—	—	—	—	—	—

Comparable Net Sales (d)	$808	$830	$270	$342	$716	$281	$254	$0	$3,501

(a)	Includes impact of integration costs associated with the Pringles acquisition.
(b)	Costs incurred related primarily to execution of Project K, a four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories. Prior periods presented have been recast to exclude all restructuring and cost reduction activities from comparable results. Previously, only costs associated with Project K were excluded from comparable results.
(c)	Difference in shipping days resulting from 53rd week of business results that occurred in the fourth quarter of 2014.
(d)	Comparable net sales and comparable operating profit are non-GAAP measures which are reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. We believe the use of such non-GAAP measures provides increased transparency and assists in understanding our comparable operating performance.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts - Reported Net Sales to Comparable Net Sales

Year-to-date period ended January 3, 2015

(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	N. America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Net Sales	$3,338	$3,495	$1,198	$1,468	$2,887	$1,205	$989	$0	$14,580
Integration impact (a)	—	—	—	—	—	—	(1)	—	(1)
Project K (b)	—	—	—	(1)	—	(1)	—	—	(2)
Differences in shipping days (c)	70	46	16	24	32	1	8	—	197

Comparable Net Sales (d)	$3,268	$3,449	$1,182	$1,445	$2,855	$1,205	$982	$0	$14,386

Year-to-date period ended December 28, 2013

(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	N. America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Net Sales	$3,465	$3,534	$1,202	$1,515	$2,860	$1,195	$1,021	$0	$14,792
Integration impact (a)	—	—	—	(1)	—	—	(4)	—	(5)
Project K (b)	—	—	—	—	—	—	—	—	—
Differences in shipping days (c)

Comparable Net Sales (d)	$3,465	$3,534	$1,202	$1,516	$2,860	$1,195	$1,025	$0	$14,797

(a)	Includes impact of integration costs associated with the Pringles acquisition.
(b)	Costs incurred related primarily to execution of Project K, a four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories. Prior periods presented have been recast to exclude all restructuring and cost reduction activities from comparable results. Previously, only costs associated with Project K were excluded from comparable results.
(c)	Difference in shipping days resulting from 53rd week of business results that occurred in the fourth quarter of 2014.
(d)	Comparable net sales and comparable operating profit are non-GAAP measures which are reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. We believe the use of such non-GAAP measures provides increased transparency and assists in understanding our comparable operating performance.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Comparable Operating Profit

Quarter ended January 3, 2015

(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	N. America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Operating Profit	$102	$103	$57	$60	$59	$24	$13	$(840)	($422)
Integration impact (a)	—	—	—	—	(15)	—	(4)	1	(18)
Mark-to-market (b)	—	—	—	—	—	—	—	(822)	(822)
Project K (c)	(19)	(15)	(1)	(7)	(17)	(2)	(15)	2	(74)
Differences in shipping days (d)	20	6	3	7	6	(3)	—	(3)	36
Other costs impacting comparability (e)	—	—	—	—	—	—	—	(6)	(6)

Comparable Operating Profit (f)	$101	$112	$55	$60	$85	$29	$32	$(12)	$462

Quarter ended December 28, 2013

(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	N. America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Operating Profit	$10	$106	$55	$52	$36	$28	($3)	$976	$1,260
Integration impact (a)	—	(1)	—	—	(16)	—	—	—	(17)
Mark-to-market (b)	—	—	—	—	—	—	—	1,006	1,006
Project K (c)	(97)	(20)	(2)	(10)	(21)	(2)	(25)	(24)	(201)
Differences in shipping days (d)	—	—	—	—	—	—	—	—	—
Other costs impacting comparability (e)	—	—	—	—	—	—	—	—	—

Comparable Operating Profit (f)	$107	$127	$57	$62	$73	$30	$22	$(6)	$472

(a)	Includes impact of integration costs associated with the Pringles acquisition.
(b)	Includes mark-to-market adjustments for pension plans and commodity contracts as reflected in cost of goods sold and selling, general and administrative expense. Actuarial gains/losses for pension plans are recognized in the year they occur. A portion of these mark-to-market adjustments were capitalized as inventoriable cost at the end of 2014, 2013, and 2012. The amounts capitalized at the end of 2013 and 2012 have been recognized in the first quarter of 2014 and 2013, respectively. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(c)	Costs incurred related primarily to execution of Project K, a four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories. Prior periods presented have been recast to exclude all restructuring and cost reduction activities from comparable results. Previously, only costs associated with Project K were excluded from comparable results.
(d)	Difference in shipping days resulting from 53rd week of business results that occurred in the fourth quarter of 2014.
(e)	Consists of costs related to evaluation of potential acquisitions.
(f)	Comparable net sales and comparable operating profit are non-GAAP measures which are reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. We believe the use of such non-GAAP measures provides increased transparency and assists in understanding our comparable operating performance.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Comparable Operating Profit

Year-to-date period ended January 3, 2015

(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	N. America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Operating Profit	$491	$395	$266	$252	$240	$169	$45	$(834)	$1,024
Integration impact (a)	—	—	—	—	(36)	—	(7)	—	(43)
Mark-to-market (b)	—	—	—	—	—	—	—	(784)	(784)
Project K (c)	(60)	(57)	(3)	(18)	(80)	(8)	(37)	(35)	(298)
Differences in shipping days (d)	20	6	3	7	6	(3)	—	(3)	36
Other costs impacting comparability (e)	—	—	—	—	—	—	—	(6)	(6)

Comparable Operating Profit (f)	$531	$446	$266	$263	$350	$180	$89	$(6)	$2,119

Year-to-date period ended December 28, 2013

(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	N. America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Operating Profit	$485	$447	$265	$275	$256	$157	$60	$892	$2,837
Integration impact (a)	—	(12)	—	(1)	(34)	(1)	(11)	(6)	(65)
Mark-to-market (b)	—	—	—	—	—	—	—	947	947
Project K (c)	(109)	(30)	(5)	(11)	(27)	(5)	(32)	(31)	(250)
Differences in shipping days (d)	—	—	—	—	—	—	—	—	—
Other costs impacting comparability (e)	—	—	—	—	—	—	—	—	—

Comparable Operating Profit (f)	$594	$489	$270	$287	$317	$163	$103	$(18)	$2,205

(a)	Includes impact of integration costs associated with the Pringles acquisition.
(b)	Includes mark-to-market adjustments for pension plans and commodity contracts as reflected in cost of goods sold and selling, general and administrative expense. Actuarial gains/losses for pension plans are recognized in the year they occur. A portion of these mark-to-market adjustments were capitalized as inventoriable cost at the end of 2014, 2013, and 2012. The amounts capitalized at the end of 2013 and 2012 have been recognized in the first quarter of 2014 and 2013, respectively. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(c)	Costs incurred related primarily to execution of Project K, a four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories. Prior periods presented have been recast to exclude all restructuring and cost reduction activities from comparable results. Previously, only costs associated with Project K were excluded from comparable results.
(d)	Difference in shipping days resulting from 53rd week of business results that occurred in the fourth quarter of 2014.
(e)	Consists of costs related to evaluation of potential acquisitions.
(f)	Comparable net sales and comparable operating profit are non-GAAP measures which are reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. We believe the use of such non-GAAP measures provides increased transparency and assists in understanding our comparable operating performance.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts - Reported EPS to Comparable EPS

	Quarter ended		Year-to-date period ended
	January 3, 2015	December 28, 2013	January 3, 2015	December 28, 2013

Reported EPS	($0.82)	$2.24	$1.75	$4.94
Pringles integration costs (a)	(0.04)	(0.03)	(0.09)	(0.13)
Mark-to-market (b)	(1.52)	1.83	(1.42)	1.72
Project K (c)	(0.16)	(0.41)	(0.61)	(0.50)
Differences in shipping days (d)	0.07	—	0.07	—
Other costs impacting comparability (e)	(0.01)	—	(0.01)	—

Comparable EPS (f)	$0.84	$0.85	$3.81	$3.85
Impact of foreign currency translation	($0.02)		($0.01)

Currency-neutral comparable EPS	$0.86		$3.82

(a)	Includes impact of integration costs associated with the Pringles acquisition.
(b)	Includes mark-to-market adjustments for pension plans and commodity contracts as reflected in cost of goods sold and selling, general and administrative expense. Actuarial gains/losses for pension plans are recognized in the year they occur. A portion of these mark-to-market adjustments were capitalized as inventoriable cost at the end of 2014, 2013, and 2012. The amounts capitalized at the end of 2013 and 2012 have been recognized in the first quarter of 2014 and 2013, respectively. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(c)	Costs incurred related primarily to execution of Project K, a four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories. Prior periods presented have been recast to exclude all restructuring and cost reduction activities from comparable results. Previously, only costs associated with Project K were excluded from comparable results.
(d)	Difference in shipping days resulting from 53rd week of business results that occurred in the fourth quarter of 2014.
(e)	Consists of costs related to evaluation of potential acquisitions.
(f)	Comparable EPS is a non-GAAP measure which is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. We believe the use of such non-GAAP measures provides increased transparency and assists in understanding our comparable operating performance.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts

Reported Effective Tax Rate to Comparable Effective Tax Rate

	Quarter ended January 3, 2015	Year-to-date period ended January 3, 2015

Reported Effective Tax Rate	39.1%	22.6%
Integration impact	-0.1%	0.0%
Mark-to-market (a)	12.1%	-5.8%
Project K (b)	0.5%	0.2%
Differences in shipping days (c)	0.2%	0.0%
Other costs impacting comparability (d)	-0.1%	0.0%

Comparable Effective Tax Rate (e)	26.5%	28.2%

(a)	Mark-to-market adjustments, in general, were incurred in jurisdictions with tax rates higher than our reported effective tax rate during the quarter and year-to-date period ended January 3, 2015.
(b)	Costs incurred related to the execution of restructuring and cost reduction activities, in general, were incurred in jurisdictions with tax rates lower than our effective tax rate during the quarter and year-to-date period ended January 3, 2015.
(c)	Difference in shipping days resulting from 53rd week of business results that occurred in the fourth quarter of 2014.
(d)	Consists of costs related to evaluation of potential acquisitions.
(e)	Comparable effective tax rate is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table.

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